UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2013

Hot Topic, Inc.

(Exact name of registrant as specified in its charter)

California

(State or other jurisdiction

of incorporation)

0-28784	77-0198182
(Commission File Number)	(IRS Employer Identification No.)

18305 E. San Jose Avenue

City of Industry, California 91748

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (626) 839-4681

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 31, 2013, Hot Topic, Inc., a California corporation (the “Company”), held a special meeting of shareholders of the Company (the “Special Meeting”) to approve the previously disclosed Agreement and Plan of Merger dated as of March 6, 2013 (the “Merger Agreement”) among the Company, 212F Holdings LLC, a Delaware limited liability company (“Parent”) and HT Merger Sub Inc., a California corporation and a wholly owned subsidiary of Parent (“Merger Sub”), under which Merger Sub will merge with and into the Company, with the Company surviving the merger and becoming a wholly owned subsidiary of Parent (the “Merger”), and to approve the principal terms of the Merger. Parent and Merger Sub are beneficially owned by affiliates of Sycamore Partners Management, L.L.C.

At the Special Meeting, the Company’s shareholders, upon the recommendation of the Company’s board of directors, voted in favor of the approval of the Merger Agreement and the principal terms of the Merger. The Company’s shareholders also approved, on an advisory basis, certain Merger-related compensation for the Company’s named executive officers, and approved the adjournment of the Special Meeting, if necessary, for the purpose of soliciting additional proxies to vote in favor of the approval of the Merger Agreement and the principal terms of the Merger. Because there were sufficient votes at the Special Meeting to approve the Merger Agreement and the principal terms of the Merger, adjournment of the Special Meeting to solicit additional proxies was unnecessary.

Each proposal is described in detail in the Company’s definitive proxy statement, which was filed with the Securities and Exchange Commission on May 10, 2013 and first mailed to the Company’s shareholders on or about May 10, 2013. Shareholders owning a total of 32,235,743 shares voted at the Special Meeting, representing approximately 79.2% of the shares of the Company’s common stock outstanding as of the record date for the Special Meeting.

The voting results for each item of business voted upon at the Special Meeting were as follows:

1. The proposal to approve the Merger Agreement and the principal terms of the Merger was approved based on the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
30,899,999	193,165	1,133,443	9,136

2. The proposal to approve, on an advisory basis, the Merger-related compensation for the Company’s named executive officers was approved based on the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
18,693,894	11,519,858	2,012,855	9,136

3. The proposal to adjourn the Special Meeting, if necessary, for the purpose of soliciting additional proxies to vote in favor of the approval of the Merger Agreement and the principal terms of the Merger was approved based on the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
29,543,119	2,204,405	488,219	—

The approval of the Merger Agreement and the principal terms of the Merger by the shareholders of the Company satisfies one of the conditions necessary for consummation of the Merger. Subject to the satisfaction or waiver of the remaining closing conditions, the Merger is expected to close on or around June 12, 2013.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements. Statements that are not historical facts, including statements about beliefs or expectations, are forward-looking statements. These statements are based on plans, estimates and projections at the time the Company makes the statements, and readers should not place undue reliance on them. In some cases, readers can identify forward-looking statements by the use of forward-looking terms such as “may,” “will,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue” or the negative of these terms or other comparable terms. Forward-looking statements involve inherent risks and uncertainties, and the Company cautions readers that a number of important factors could cause actual results to differ materially from those contained in any such forward-looking statement. Factors that could cause actual results to differ materially from those described in this Current Report on Form 8-K include, among others: the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement and the inability to complete the proposed Merger due to the failure to satisfy conditions to completion of the proposed Merger, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction. Additional risks are described in the Company’s Annual Report on Form 10-K for the year ended January 28, 2012 and its subsequently filed reports with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on the forward-looking statements included in this Current Report on Form 8-K, which speak only as of the date hereof. The Company does not undertake to update any of these statements in light of new information or future events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOT TOPIC, INC.

Date: May 31, 2013	By:	/s/ George Wehlitz, Jr.
George Wehlitz, Jr.
Chief Financial Officer